SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

AMENDMENT NO. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Cytyc Corporation hereby files this Amendment No. 1 to its Current Report on Form 8-K dated March 7, 2005, solely to file the financial statements of Proxima Therapeutics, Inc. required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

(a) As previously reported, on March 7, 2005, Cytyc Corporation (“Cytyc”) acquired Proxima Therapeutics, Inc. (“Proxima”) in a non-taxable transaction in which Polaris Acquisition Corp., a newly-formed, wholly-owned subsidiary of Cytyc (“Merger Sub”), merged with and into Proxima (the “Merger”). The Merger was effected pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of February 9, 2005, among Cytyc, Merger Sub and Proxima (the “Merger Agreement”).

Proxima develops and markets delivery systems for the treatment of cancer. Proxima has two core products, the MammoSite® Radiation Therapy System for the treatment of early-stage breast cancer and the GliaSite® Radiation Therapy System for the treatment of malignant brain tumors.

As a result of the Merger, all of Proxima’s fully-diluted equity immediately prior to the Merger was automatically converted into the right to receive an initial cash payment of approximately $160 million, plus earn out payments tied to future performance milestones. The earn out payments are based on incremental sales growth in the breast-related products during 2005 and 2006, are subject to an aggregate cap of $65 million and will be recorded as additional goodwill when paid, if at all. The initial payment was paid with Cytyc’s available cash.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed with Securities and Exchange Commission (“SEC”) by Cytyc on Form 8-K/A on February 15, 2005 and is incorporated herein by reference as Exhibit 2.1. A copy of the press release, dated March 7, 2005, issued by Cytyc regarding the completion of the Merger is incorporated herein by reference as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.*

2

(b) Pro Forma Financial Information.*

*	The financial information to be included under Items 9.01(a) and 9.01(b) hereof is set forth immediately after Item 9.01(c) below.

(c) Exhibits.

The following exhibits are filed as part of, and incorporated by reference into, this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Merger Agreement, dated February 9, 2005 (filed as Exhibit 2.1 to Cytyc’s Current Report on Form 8-K/A, File No. 0-27558, filed with the SEC on February 15, 2005 and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith).

99.1	Press Release, dated March 7, 2005 (filed as Exhibit 99.1 to Cytyc’s Current Report on Form 8-K, File No. 0-27558, filed with the SEC on March 8, 2005 and incorporated herein by reference).

3

Cytyc Surgical Products II, Inc.

(Formerly Proxima Therapeutics, Inc.)

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholder of

  Cytyc Surgical Products II, Inc. (formerly Proxima Therapeutics, Inc.)

Alpharetta, Georgia

We have audited the accompanying balance sheet of Cytyc Surgical Products II, Inc. (formerly Proxima Therapeutics, Inc.) (the “Company”) as of December 31, 2004, and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cytyc Surgical Products II, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the financial statements, on March 7, 2005, the Company was acquired by Cytyc Corporation.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 8, 2005

CYTYC SURGICAL PRODUCTS II, INC.

(Formerly Proxima Therapeutics, Inc.)

BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,498,371
Investments	2,060,090
Accounts receivable, net of allowances of $240,214	2,673,926
Inventories	783,031
Prepaid expenses and other current assets	127,714

Total current assets	8,143,132

INVESTMENTS	2,073,393

PROPERTY AND EQUIPMENT—Net	394,251

OTHER ASSETS	201,987

TOTAL ASSETS	$10,812,763

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$574,470
Accrued liabilities	1,952,874

Total current liabilities	2,527,344

COMMITMENTS (Note 3)

REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.01 PAR VALUE; 11,000,000 SHARES AUTHORIZED; 10,682,652 SHARES OUTSTANDING (Aggregate liquidation preference of $48,631,739)	48,529,446

STOCKHOLDERS’ DEFICIT:
Common stock, $.01 par value; 25,000,000 shares authorized; 1,469,021 shares issued and outstanding	14,690
Additional paid-in capital	2,003,207
Deferred stock-based compensation	(1,137,151)
Accumulated deficit	(41,124,773)

Total stockholders’ deficit	(40,244,027)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$10,812,763

See notes to financial statements.

CYTYC SURGICAL PRODUCTS II, INC.

(Formerly Proxima Therapeutics, Inc.)

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

NET SALES	$16,544,500
COST OF GOODS SOLD	2,403,652

GROSS PROFIT	14,140,848

OPERATING EXPENSES:
General and administrative(1)	3,345,977
Sales and marketing(1)	11,189,967
Research and development(1)	3,664,302

Total operating expenses	18,200,246

LOSS FROM OPERATIONS	(4,059,398)
INTEREST INCOME	146,014

NET LOSS	$(3,913,384)

(1) Includes the following stock-based compensation charges:
General and administrative	$101,285
Sales and marketing	59,847
Research and development	40,692

$201,824

See notes to financial statements.

CYTYC SURGICAL PRODUCTS II, INC.

(Formerly Proxima Therapeutics, Inc.)

STATEMENT OF STOCKHOLDERS’ DEFICIT

YEAR ENDED DECEMBER 31, 2004

	Common Stock		Additional Paid-In Capital	Deferred Stock-Based Compensation	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
BALANCE—January 1, 2004	1,334,141	$13,341	$708,215	$—	$(37,211,389)	$(36,489,833)

Exercise of stock options	134,880	1,349	84,649	—	—	85,998
Deferred stock-based compensation	—	—	1,265,638	(1,265,638)	—	—
Amortization of deferred stock-based compensation	—	—	—	128,487	—	128,487
Stock-based compensation	—	—	73,337	—	—	73,337
Accretion of redeemable convertible preferred stock issuance costs	—	—	(128,632)	—	—	(128,632)
Net loss	—	—	—	—	(3,913,384)	(3,913,384)

BALANCE—December 31, 2004	1,469,021	$14,690	$2,003,207	$(1,137,151)	$(41,124,773)	$(40,244,027)

See notes to financial statements.

CYTYC SURGICAL PRODUCTS II, INC.

(Formerly Proxima Therapeutics, Inc.)

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,913,384)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	203,363
Provision for doubtful accounts	59,633
Stock-based compensation	73,337
Amortization of deferred stock-based compensation	128,487
Changes in operating assets and liabilities:
Accounts receivable	(1,118,423)
Inventories	(308,215)
Prepaid expenses and other current assets	62,430
Accounts payable	173,675
Accrued expenses	410,398

Net cash used in operating activities	(4,228,699)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(2,112,255)
Proceeds from maturity of investments	7,790,069
Purchase of restricted certificate of deposit	(75,000)
Purchases of property and equipment	(136,231)

Net cash provided by investing activities	5,466,583

CASH FLOWS FROM FINANCING ACTIVITIES—Proceeds from exercise of stock options	85,998

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,323,882

CASH AND CASH EQUIVALENTS—Beginning of year	1,174,489

CASH AND CASH EQUIVALENTS—End of year	$2,498,371

See notes to financial statements.

CYTYC SURGICAL PRODUCTS II, INC.

(Formerly Proxima Therapeutics, Inc.)

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2004

1.	OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations—Cytyc Surgical Products II, Inc. (formerly Proxima Therapeutics, Inc.) (the “Company”), a Delaware corporation, is a medical device company that designs, develops and markets site-specific cancer treatment systems. The Company has commercialized two products, the MammoSite® Radiation Therapy System (“MammoSite”) for the treatment of early-stage breast cancer and the GliaSite® Radiation Therapy System (“GliaSite”) for the treatment of malignant brain tumors. The Company’s products incorporate patented, single-use balloon catheters that position a therapeutic radiation source directly into the resection cavity created after removal of the tumor. This approach allows for the delivery of a higher dose of radiation to the tissue at the highest risk of recurrence, limits radiation exposure to healthy tissue and allows for significantly reduced treatment times. The Company, headquartered in Alpharetta, Georgia, markets its products in the United States through a direct sales force and internationally primarily through distributors.

The Company is also in the process of developing additional products that would allow for other site-specific treatments. These and other future products developed by the Company may require approvals from the Food and Drug Administration or international regulatory agencies prior to commercial sales.

As more fully described in Note 10, the Company was acquired on March 7, 2005 by Cytyc Corporation. On March 7, 2005, the Company changed its name from Proxima Therapeutics, Inc. to Cytyc Surgical Products II, Inc.

Use of Estimates—Preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition—The Company’s revenue is primarily derived from the sale of single-use disposable medical devices. Revenue is considered to be realizable and earned when all of the following criteria are met: persuasive evidence of a sales arrangement exists; delivery has occurred; the price is fixed or determinable; and collectibility is reasonably assured. These criteria are generally met at the time of shipment when the risk of loss and title passes to the customer or distributor, unless a consignment arrangement exists. Revenue from consignment arrangements is recognized based on product usage indicating sales are complete.

The Company allows its customers to return certain products up to 90 days after receipt. The Company also allows its customers to return defective or damaged products for credit or replacement. Revenue is recognized as the net amount to be received after deducting estimated amounts for product returns and allowances. The Company estimates returns at the time of sale based on the terms of the agreement and historical experience. At December 31, 2004, the Company had reserved $52,500 for estimated returns.

Freight revenue billed to customers is included in net sales, and expenses incurred for shipping products to customers are included in cost of goods sold. Neither amount was material in 2004.

Cash and Cash Equivalents—Cash and cash equivalents consist of cash, bank deposits and highly liquid debt instruments with maturities of three months or less at the date of purchase.

Investments—All investments in marketable securities are classified as held-to-maturity and consist principally of highly rated debt securities that management has the intent and ability to hold until maturity. These securities are carried at amortized cost, which approximates fair value.

At December 31, 2004, the net carrying amount of the Company’s held-to-maturity investments consisted of the following:

	Fair Market Value	Unrecognized Gains	Unrecognized Losses	Net Carrying Amount
Municipal securities	$1,450,000	$—	$1,748	$1,451,748
Money market funds	1,044,700	—	—	1,044,700
Corporate bonds	3,054,780	—	72,752	3,127,532
U.S. Government and agency securities	989,380	—	16,571	1,005,951

Total investments	6,538,860	—	91,071	6,629,931
Less amounts classified as cash equivalents	(2,496,448)	—	—	(2,496,448)

	$4,042,412	$—	$91,071	$4,133,483

The net carrying amount of held-to-maturity investments, by contractual maturity, is as follows at December 31, 2004:

Due in one year	$2,060,090
Due in one to two years	2,073,393

$4,133,483

Accounts Receivable—The Company grants credit to customers in the normal course of business. The Company does not require collateral from its customers. Outstanding accounts receivable balances are reviewed periodically, and allowances are provided at such time that management believes reasonable doubt exists that such balances will be collected within a reasonable period of time.

Inventories—Inventories are carried at the lower of cost or market on an average cost basis and consist of the following at December 31, 2004:

Work in process	$377,262
Finished goods	405,769

$783,031

Stock-Based Compensation—The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure. Accordingly, the Company accounts for stock-based compensation under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, using the intrinsic value method. Under APB Opinion No. 25, compensation expense is based on the difference, if any, on the measurement date (generally the grant date) between the fair value of the Company’s stock and the exercise price.

The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123 to all stock-based employee compensation arrangements. The fair value of the Company’s employee stock options was estimated at the date of grant using a minimum-value option pricing model with the following weighted-average assumptions for 2004: risk-free interest rate of 3.03%, expected life of the option of four years and no dividend yield.

The following table provides a reconciliation of net loss to pro forma net loss as if the fair value method had been applied to all awards for the year ended December 31, 2004:

Net loss, as reported	$(3,913,384)
Add stock-based employee compensation expense included in reported net loss	128,487
Deduct stock-based employee compensation expense determined under fair value method	(154,968)

Net loss, pro forma	$(3,939,865)

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which require that such equity instruments be recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest. Nonemployee stock-based compensation charges are amortized over the vesting period on a straight-line basis.

Property and Equipment—Property and equipment are stated at historical cost. Expenditures for maintenance and repairs are charged to expense as incurred; additions and improvements are capitalized. Depreciation expense is calculated on a straight-line basis over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful lives or the remaining term of the related lease.

Property and equipment consists of the following at December 31, 2004:

Furniture and equipment	$794,533
Lab equipment	256,867
Manufacturing equipment	40,979
Leasehold improvements	172,062

Total property and equipment, at cost	1,264,441
Less accumulated depreciation and amortization	(870,190)

Property and equipment, net	$394,251

Depreciation and amortization expense was $203,363 for the year ended December 31, 2004.

Long-Lived Assets—The Company accounts for impairments of long-lived assets subject to amortization using SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that companies (1) recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable based on its undiscounted future cash flows, and (2) subsequently measure an impairment loss as the difference between the carrying amount and fair value of the asset. Through December 31, 2004, there have been no such impairments.

Fair Value of Financial Instruments—The carrying amounts reported in the balance sheet for cash and cash equivalents, investments, accounts receivable and accounts payable approximate their fair values.

Other Assets—Other assets consist principally of deposits and two certificates of deposit, one of which is used to secure a letter of credit under the terms of the Company’s facility lease (see Note 3) and the other as security under the Company’s credit card processing agreement.

Accrued Liabilities—Accrued liabilities consisted of the following at December 31, 2004:

Payroll, bonuses and related benefits	$1,300,592
Clinical studies	78,300
Research costs	175,000
Other	398,982

$1,952,874

Research and Development and Patent Costs—All research and development costs, including legal fees and other direct costs incurred in obtaining and protecting patents, are expensed as incurred.

Income Taxes—The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when it is more likely than not that the full value of a deferred tax asset will not be recovered.

Segment Reporting—SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, requires the reporting of segment information based on the information provided to a company’s chief operating decision maker for purposes of making decisions about allocating resources and assessing performance. The Company manages its business activities on the basis of one reportable segment: the research, development and sale of site-specific cancer treatment systems.

New Accounting Pronouncements—In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123. SFAS No. 123(R) supersedes APB Opinion No. 25, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123(R) is effective for private companies for reporting periods beginning after December 15, 2005. Management has not yet determined the impact of adopting this standard.

On November 24, 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, Inventory Pricing. This standard clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and waste material (spoilage). Such abnormal expenses must be recognized in the period in which they are incurred. In addition, SFAS No. 151 requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities. Unallocated overheads must be recognized as an expense in the period in which they are incurred. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect the adoption of this new accounting pronouncement to have a material impact on the Company’s financial statements upon adoption.

In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than Temporary Impairment and Its Application to Certain Investments, which provides new guidance for assessing impairment losses on debt and equity investments. Additionally, EITF Issue No. 03-1 includes new disclosure requirements for investments that are deemed to be temporarily impaired. The FASB has delayed the application of the accounting provisions until 2005 but requires new disclosures for annual periods ending after June 15, 2004. Management does not expect the adoption of this new accounting pronouncement to have a material impact on the Company’s financial statements upon adoption.

2.	LICENSE AND OTHER AGREEMENTS

During 1999, the Company entered into a license agreement for the development of the liquid radiation source used in conjunction with the GliaSite. The license agreement, among other contractual obligations, requires payments based upon milestone achievements, as defined, and sales by the Company. Additionally, the agreement requires minimum annual royalty payments of $75,000 in years 2002 through 2004 and $150,000 per year thereafter through the expiration of the related patents. During 2004, the Company incurred royalty expenses of approximately $103,400. The Company may terminate the license agreement on three months’ written notice.

During 2003, the Company entered into a new noncancelable supply agreement with one of its vendors to provide the facility for the production of one of its products and its ongoing exclusive supply. The new agreement is for an initial term of five years and is subject to annual indexed price adjustments. Remaining minimum annual commitments under the new agreement are as follows for the years ending December 31:

Years Ending December 31

2005	$1,000,000
2006	1,000,000
2007	1,000,000
2008	1,000,000

$4,000,000

During 2004, the Company paid approximately $1.0 million for supply of product under the agreement.

All rights, title and interests in certain facility equipment belong to the Company. The Company is required by the agreement to pay for routine maintenance of the equipment during the term of the agreement.

3.	COMMITMENTS

The Company is committed under operating leases for its office and laboratory space and certain office equipment. Rent expense during 2004 was approximately $209,800. The agreements expire at various times through 2009. The total future minimum rental payments under noncancelable operating leases are as follows at December 31, 2004:

Years Ending December 31

2005	$260,140
2006	261,556
2007	135,297
2008	30,780
2009	10,260
Thereafter	—

$698,033

The terms of the Company’s facility lease require that the Company maintain a letter of credit in the amount of $125,000 for the duration of the lease. This letter of credit is secured by a certificate of deposit in the amount of $125,000, which is included in noncurrent other assets in the accompanying balance sheet.

4.	SUPPLIER AND CUSTOMER CONCENTRATIONS

Significant portions of key components and processes relating to the Company’s products are purchased from single sources due to technology, availability, price, quality and other considerations. Key components and processes currently obtained from single sources include radioisotopes, certain balloons and certain other items used in the design and manufacture of the Company’s products. In the event a supply of a key single-source material or component were delayed or curtailed, the Company’s ability to produce the related product in a timely manner could be adversely affected. The Company attempts to mitigate these risks by working closely with key suppliers regarding the Company’s product needs and has qualified backup vendors for several of its key components.

During 2004, the Company’s top ten customers accounted for approximately 10% of total net revenue. No individual customer accounted for greater than 2% of total net revenue during 2004.

5.	INCOME TAXES

At December 31, 2004, the Company has federal net operating loss (“NOL”) carryforwards of approximately $39,630,000, available to offset future taxable income, that expire in varying amounts beginning in 2010 through 2024. Additionally, the Company has $1,067,903 in research and development (“R&D”) tax credits that expire beginning in 2016 through 2024 unless utilized earlier. Section 382 of the Internal Revenue Code contains provisions that may limit the utilization of NOL and R&D tax credit carryforwards in any given year as a result of significant changes in ownership interests that may have occurred or may occur in future periods. No income taxes have been paid to date.

Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred income tax assets included the following at December 31, 2004:

Net operating loss carryforwards	$15,059,468
Research and development credit carryforwards	1,067,903
Accruals and reserves	278,796
Depreciation	54,605

16,460,772
Less valuation allowance	(16,460,772)

Total deferred tax assets	$—

The Company has established a full valuation allowance equal to the amount of its deferred tax asset owing to uncertainties with respect to its ability to generate sufficient taxable income in the future.

The Company’s effective tax rate varies from the statutory rate as follows for the year ended December 31, 2004:

Federal benefit at statutory rate	(34.0)%
State taxes, net of federal benefit	(4.0)
Permanent differences	2.8
Research and development credits	(3.7)
Valuation allowance	38.9

—%

6.	REDEEMABLE CONVERTIBLE PREFERRED STOCK

Under its Restated Certificate of Incorporation, the Company is authorized to issue, in series, up to 11,000,000 shares of preferred stock. The rights, preferences, privileges and restrictions of the Series A, Series B, Series C, Series D and Series E are as set forth in the Restated Certificate of Incorporation. The Company’s Board of Directors is authorized to determine the rights, preferences, privileges and restrictions of any additional series.

At December 31, 2004, redeemable convertible preferred stock was composed of the following:

Series	Shares Authorized	Shares Issued and Outstanding	Proceeds, Net of Issuance Costs	Noncumulative Annual Dividends Per Share	Liquidation Preference Per Share	Conversion Price/Original Issue Price Per Share	Participation Cap Per Share
Series A	800,000	800,000	$800,000	$0.09	$1.00	$1.00	$2.00
Series B	1,668,746	1,668,746	3,984,875	0.22	2.40	2.40	4.80
Series C	2,468,321	2,468,321	11,791,253	0.43	4.80	4.80	9.60
Series D	3,750,000	3,745,585	17,917,174	0.43	4.80	4.80	9.60
Series E	2,150,000	2,000,000	13,907,521	0.63	7.00	7.00	14.00

	10,837,067	10,682,652	$48,400,823

Dividends—The holders of Series C, Series D and Series E redeemable convertible preferred stock are entitled to receive dividends, out of any assets legally available, prior and in preference to any declaration or payment of any dividend on the Series A preferred stock, Series B preferred stock and the common stock of the Company, at the rates stated in the table above. Holders of Series A and Series B redeemable convertible preferred stock are entitled to receive dividends prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rates stated in the table above. Dividends are payable when, as and if declared by the Board of Directors, and are not cumulative. As of December 31, 2004, no dividends had been declared.

Liquidation—In the event of any liquidation, dissolution or winding up of the Company or other liquidation event as defined in the Company’s Restated Certificate of Incorporation, the holders of preferred stock are entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of common stock, an amount per share as shown in the table above (as adjusted for any stock dividends, combinations or splits), plus any declared but unpaid dividends on such share; provided that the holders of Series E preferred stock shall be paid such preference prior to any other series of preferred stock, followed by the holders of Series D preferred stock, followed by the holders of Series C preferred stock, followed by the holders of Series B preferred stock, and, finally, followed by the holders of Series A preferred stock. If, in the event of a liquidation there are net assets remaining after payment in full of the preferred liquidation preference amounts to each series of preferred stock, the remaining net assets of the Company will be paid ratably to all holders of preferred and common stock; provided, however, that the maximum per-share amount payable to holders of Series A, Series B, Series C, Series D and Series E preferred stock in connection with a liquidation, including dividends, is the participation cap as stated in the table above.

Redemption—At any time after January 1, 2006 but before an automatic conversion as described below, upon the majority vote of a series of preferred stock (voting as a separate series), the Company is required to redeem all of the then-outstanding shares of such series in three annual installments. The redemption amount per share is equal to the original issue price for such series (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like) plus all declared but unpaid dividends on such shares.

Voting—The holder of each share of redeemable convertible preferred stock is entitled to one vote for each share of common stock into which such preferred stock could be converted, except as otherwise required by law, and has full voting rights and powers equal to the voting rights and powers of holders of common stock. Notwithstanding the foregoing, the holders of Series A, Series B, Series C and Series D redeemable convertible preferred stock, voting separately as individual classes, shall each be entitled to elect one director of the Company. The holders of common stock are entitled to elect two directors of the Company, and the holders of common stock and redeemable convertible preferred stock, voting together as a single class on an as-converted basis, are entitled to elect any remaining directors of the Company.

Conversion—Each outstanding share of redeemable convertible preferred stock, at the option of the holder, is convertible into the number of fully paid and nonassessable shares of common stock that results from dividing the original issue price for such series by the applicable conversion price for such series. The initial conversion price per share for each series of preferred stock is equal to the original issue price applicable to such series. The conversion price of the redeemable convertible preferred stock is subject to adjustment from time to time. The conversion price per share and the original issue price of the redeemable convertible preferred stock are stated in the table above.

All outstanding shares of redeemable convertible preferred stock shall automatically be converted to common stock at the then-effective conversion rate immediately upon the closing of a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock in which (i) the public offering price equals or exceeds $12.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) for any such offering closing on or before June 30, 2004 and $14.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) for any such offering closing thereafter, and (ii) the aggregate price paid for such shares by the public is not less than $20 million. Alternatively, each share of redeemable convertible preferred stock will automatically convert to common stock upon the agreement of a majority of the then-outstanding shares of preferred stock (voting together as a single class on an as-converted basis). At December 31, 2004, the Company had reserved 10,682,652 shares of common stock in the event of conversion.

Subsequent to year end and in conjunction with the Company’s acquisition by Cytyc Corporation (see Note 10), the Company’s preferred shareholders voted to convert their shares to common stock.

7.	STOCKHOLDERS’ DEFICIT

Common Stock—Under the terms of its Restated Certificate of Incorporation, the Company is authorized to issue up to 25,000,000 shares of its common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. No dividends had been declared or paid as of December 31, 2004.

Common Shares Reserved for Issuance—Shares of common stock reserved for future issuance consisted of the following at December 31, 2004:

Conversion of Series A Redeemable Convertible Preferred Stock	800,000
Conversion of Series B Redeemable Convertible Preferred Stock	1,668,746
Conversion of Series C Redeemable Convertible Preferred Stock	2,468,321
Conversion of Series D Redeemable Convertible Preferred Stock	3,745,585
Conversion of Series E Redeemable Convertible Preferred Stock	2,000,000
Stock options outstanding	1,979,261
Stock options and awards available for grant	96,760

12,758,673

8.	STOCK PLANS

2002 Stock Plan and 2002 California Stock Plan—The Company’s 2002 Stock Plan and 2002 California Stock Plan (collectively, the “2002 Plans”) were approved by the Company’s shareholders in August 2002 and succeeded the 1996 Plan described below. The 2002 California Stock Plan complies with the provisions of Section 25102(o) of the California Corporate Securities Law of 1968, as amended, and is intended to govern options or grants issued to individuals residing in California. The 2002 Plans provide for the direct award or sale of common stock or the granting of stock options to purchase shares of common stock. The total number of shares that may be issued under the 2002 Plans is 1,200,000.

Under the 2002 Plans, the Board of Directors may issue incentive stock options to employees and nonqualified stock options to directors, consultants or employees of the Company. The Board of Directors has the authority to determine to whom options will be granted, the number of shares, the term and exercise price (which cannot be less than the estimated fair market value on the date of grant for incentive stock options or, for options granted under the 2002 Stock Plan and the 2002 California Stock Plan, 30% and 85%, respectively, of the estimated fair market value for nonqualified stock options). If an employee owns stock representing more than 10% of the outstanding shares, the price of each share shall be at least 110% of estimated fair market value, as determined by the Board of Directors. The options are exercisable at times and increments as specified by the Board of Directors (which, with respect to the 2002 California Stock Plan, may not exceed 20% per year for five years) and generally expire ten years from date of grant. Options granted under the 2002 Plans contain terms that provide for certain accelerated vesting of options held by employees and directors of the Company following a change in control, as defined. Vested options held by terminated employees allow for exercise periods of three months following termination.

Should an option expire or terminate for any reason prior to exercise in full or be canceled in accordance with the provisions of the Company’s 1996 Stock Option Plan or the 2002 Plans, the shares subject to the portion of the option not exercised or canceled will be available for subsequent issuance under the 2002 Plans. Shares issued under the 1996 Plan and the 2002 Plans and subsequently reacquired by the Company will also be added back to the share reserve and will accordingly be available for subsequent issuance under the 2002 Plans.

As of December 31, 2004, the Company had 96,760 shares available for grant under the 2002 Plans.

1996 Stock Option Plan—The Company has options outstanding under the Cytyc Surgical Products II, Inc. (formerly Proxima Therapeutics, Inc.) 1996 Stock Option Plan (the “1996 Plan”), under which incentive and nonqualified stock options were issued to employees, officers, directors, consultants and independent contractors of the Company. All options granted under the 1996 Plan were at exercise prices equal to the estimated fair market value of the common stock on the date of grant and are exercisable for periods up to ten years from the date of grant. Options granted under the 1996 Plan have vesting periods ranging from immediately to four years. Concurrent with the approval of the 2002 Plans, no further grants are allowable under the 1996 Plan.

Options granted under the 1996 Plan contain terms that provide for certain accelerated vesting of options held by employees and directors of the Company following a change in control, as defined.

Stock option activity under the 1996 Plan and the 2002 Plans is summarized as follows:

	Shares	Weighted- Average Exercise Price
Outstanding—January 1, 2004	1,746,602	$0.87
Granted	403,450	1.68
Exercised	(134,880)	0.64
Cancelled	(35,911)	0.81

Outstanding—December 31, 2004	1,979,261	$1.05

Exercisable—December 31, 2004	1,212,863	$0.83

During 2004, the Company granted to five consultants and medical advisors options to purchase an aggregate 22,000 shares of the Company’s common stock at exercise prices ranging from $1.50 to $1.75 per share. Each of the options was immediately exercisable upon grant. The Company recorded $73,337 of stock-based compensation based on the fair value of the stock option on the date of grant, which was calculated using the Black-Scholes option-pricing model using the following weighted-average assumptions: risk-free interest of 2.90%, expected life of the option of four years, volatility of 100% and no dividend yield.

The following table summarizes information about all options outstanding at December 31, 2004:

Exercise Price	Options Outstanding	Weighted- Average Remaining Contractual Life (Years)	Options Exercisable
$0.24	710	3	710
0.48	936,641	6	800,824
1.50	752,176	8	384,828
1.75	289,734	10	26,501

Total	1,979,261	7	1,212,863

The weighted-average grant date fair value per share of options granted in 2004, using the minimum value method, was $3.36.

Deferred Stock-Based Compensation—During 2004, the Company issued to employees and directors options under the 2002 Plans to purchase 381,450 shares of common stock at exercise prices deemed for accounting purposes to be below fair market value of the Company’s common stock at the date of grant. Key factors considered in determining the deemed fair market value of the Company’s common stock were the Company’s ability to achieve certain financial, regulatory, reimbursement and operating performance milestones and, ultimately, the price at which the Company was acquired (see Note 10). In accordance with the requirements of APB Opinion No. 25, the Company has recorded deferred stock-based compensation for the difference between the exercise price of the stock option and the fair market value of the Company’s stock at the date of grant. This deferred stock-based compensation is being amortized to expense on a straight-line basis over the periods during which the options vest, which range from immediate vesting to four years. During 2004, the Company recorded stock-based compensation related to these options of $128,487.

Nonemployee Directors’ Stock Plan—During 2001, the Company adopted the Cytyc Surgical Products II, Inc. (formerly Proxima Therapeutics, Inc.) Nonemployee Directors’ Stock Plan (the “Directors’ Plan”), pursuant to which non-employee directors could receive rights to acquire common shares or awards of restricted shares. During 2002 and 2001, one director and five directors, respectively, each purchased 10,000 shares of restricted common stock pursuant to the provisions of the Directors’ Plan. The shares purchased are subject to the Company’s right of repurchase at the original purchase price, which lapses over a four-year period, subject to acceleration upon a change of control as defined in the Directors’ Plan. Since the directors paid the estimated fair market value for the common shares, the Company recognized no expense. At all times, the holders of the restricted shares are entitled to any dividends declared and have full voting rights with respect to the shares.

During 2003, the Board of Directors of the Company voted to cease making any additional awards under the Directors’ Plan. Each outstanding share of common stock under the Directors’ Plan continues to be governed by the terms of the documents evidencing the purchase of such common stock.

9.	EMPLOYEE RETIREMENT PLAN

The Company maintains a defined contribution 401(k) savings plan for all eligible employees. The plan provides for a deferral of the employees’ qualifying compensation under Section 401(k) of the Internal Revenue Code. The plan also provides for a discretionary match of employee compensation to be determined by the Board of Directors on a yearly basis. The Company did not make contributions in 2004. The Company terminated the plan concurrent with its acquisition on March 7, 2005.

10.	SUBSEQUENT EVENT

Pursuant to an Agreement and Plan of Merger and Reorganization among Cytyc Corporation, Polaris Acquisition Corp. and the Company dated February 9, 2005, on March 7, 2005, the Company was acquired by Cytyc Corporation for a purchase price of $160 million in cash plus a two-year earnout based on incremental sales growth in breast-related products.

* * * * * *

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

On March 7, 2005, Cytyc Corporation (“Cytyc”) acquired Proxima Therapeutics, Inc. (“Proxima”) in a non-taxable transaction in which Polaris Acquisition Corp., a newly-formed, wholly-owned subsidiary of Cytyc (“Merger Sub”), merged with and into Proxima (the “Merger”). Pursuant to the Merger, Proxima’s name changed to Cytyc Surgical Products II, Inc. The Merger was effected pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of February 9, 2005, among Cytyc, Merger Sub and Proxima (the “Merger Agreement”).

As a result of the Merger, all of Proxima’s fully-diluted equity immediately prior to the Merger was automatically converted into the right to receive an initial cash payment of approximately $160 million, plus earn out payments tied to future performance milestones. The earn out payments are based on incremental sales growth in the breast-related products during 2005 and 2006, are subject to an aggregate cap of $65 million and will be recorded as additional goodwill when paid, if at all. The initial payment was paid with Cytyc’s available cash.

The following unaudited pro forma combined condensed financial data has been derived by the application of pro forma adjustments to Cytyc’s historical financial statements and the historical financial statements of Proxima. The pro forma adjustments give effect to the acquisition of Proxima for a total purchase price of $160 million (plus estimated acquisition costs of $2.7 million), using our cash.

The unaudited pro forma combined condensed balance sheet as of December 31, 2004 was prepared as if the transaction occurred on such date. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2004, gives effect to the transaction as if it had occurred as of January 1, 2004. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable, and are described in the accompanying notes. This unaudited pro forma combined condensed financial data has been prepared in accordance with the SEC rules and regulations.

The acquisition of Proxima has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and the resultant goodwill and other intangible assets will be accounted for under SFAS No. 142, Goodwill and Other Intangible Assets. The total purchase price has been preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed based on management’s estimates of current fair values and changes are expected as additional information becomes available. As a result, actual asset and liability values and related operating results, including actual depreciation and amortization expense, could differ materially from those reflected in the unaudited pro forma combined condensed financial data included herein.

The unaudited pro forma combined condensed financial data is provided for informational purposes only and should not be considered indicative of actual balance sheet data or operating results that would have been achieved had the transactions been consummated on the dates indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period.

The unaudited pro forma combined condensed financial data is derived from and should be read in conjunction with the audited consolidated financial statements of Cytyc and Proxima and the related notes thereto.

CYTYC CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

(in thousands)

As of December 31, 2004

	Cytyc	Proxima	Pro Forma Adjustments		Pro Forma As Adjusted
Assets
Current assets
Cash, cash equivalents and investment securities	$232,295	$4,558	$(160,015	)(1)	$76,838
Accounts receivable, net	63,636	2,674	—		66,310
Inventories	17,310	783	280	(2)	18,373
Prepaid expenses and other current assets	7,549	128	—		7,677

Total current assets	320,790	8,143	(159,735)		169,198

Property and equipment, net	91,512	394	—		91,906
Patents and developed technology, net	96,708	—	101,900	(3)	198,608
Goodwill	292,200	—	73,117	(3)	365,317
Investment securities- long-term	—	2,074	—		2,074
Other assets, net	8,140	202	—		8,342

Total assets	$809,350	$10,813	$15,282		$835,445

Liabilities and Stockholders’ Equity
Current liabilities	$42,585	$2,527	$2,679	(1)	$47,791
		—	2,470	(2)	2,470
Long-term debt and other non-current liabilities	279,320	—	587	(2)	279,907
			17,832	(4)	17,832
Redeemable convertible preferred stock	—	48,530	(48,530	)(5)	—

Stockholders’ equity (deficit)
Common stock	1,287	15	(15	)(5)	1,287
Additional paid-in capital	467,265	2,003	(2,003	)(5)	467,265
Deferred stock-based compensation	—	(1,137)	1,137	(5)	—
Treasury stock	(157,447)	—	—		(157,447)
Accumulated other comprehensive income	3,108	—	—		3,108
Retained earnings (deficit)	173,232	(41,125)	41,125	(5)	173,232

Total stockholders’ equity (deficit)	487,445	(40,244)	40,244		487,445

Total liabilities & stockholders’ equity	$809,350	$10,813	$15,282		$835,445

CYTYC CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

For the Year Ended December 31, 2004

	Cytyc	Proxima	Pro Forma Adjustments		Pro Forma As Adjusted
Net sales	$393,593	$16,545	$—		$410,138
Cost of sales	82,523	2,404	—		84,927

Gross profit	311,070	14,141	—		325,211

Operating expenses:
Research and development	20,820	3,664	418	(6)	24,902
In-process research and development	19,100	—	—		19,100
Sales and marketing	102,011	11,190	—		113,201
General and administrative	35,274	3,346	—		38,620

Total operating expenses	177,205	18,200	418		195,823

Income (loss) from operations	133,865	(4,059)	(418)		129,388
Other (expense) income, net	(3,468)	146	(2,800	)(7)	(6,122)

Income (loss) before provision (benefit) for income taxes	130,397	(3,913)	(3,218)		123,266
Provision (benefit) for income taxes	56,809	—	(2,709	)(8)	54,100

Net income (loss)	$73,588	$(3,913)	$(509)		$69,166

Net income (loss) per common and potential common share:
Basic	$0.66				$0.62

Diluted	$0.63				$0.59

Weighted average common and potential common shares outstanding:
Basic	111,148				111,148

Diluted	121,922				121,922

NOTES TO UNAUDITED PRO FORM COMBINED CONDENSED FINANCIAL DATA

Note 1—Basis of Presentation

The unaudited pro forma combined condensed balance sheets as of December 31, 2004 give effect to the acquisition of all the outstanding shares of Proxima as if it had occurred on December 31, 2004. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004 give effect to the above-mentioned transaction as if it had occurred on January 1, 2004.

Under the terms of the merger agreement, we purchased all of the issued common and preferred shares, as well as all of the outstanding stock options, of Proxima for $160 million plus future earn-out payments. The earn-out payments based upon future performance milestones will be recorded as additional consideration at the time the future performance milestones are met. The acquisition closed on March 7, 2005.

The unaudited pro forma combined condensed financial data assumes the acquisition of Proxima using $160 million of our cash.

Below is a table of the estimated purchase price and preliminary purchase price allocation for Proxima as of December 31, 2004. The purchase price and purchase price allocation are subject to change based on, among other things, final valuations and appraisals.

Purchase price (in thousands):
Cash	$160,015
Estimated transaction costs	2,679

Total purchase price	$162,694

Purchase price allocation (in thousands):
Fair value of net liabilities acquired, including acquisition-related tax liabilities	$(12,323)
Patents and developed technology	101,900
Goodwill	73,117

Total purchase price allocation	$162,694

Note 2—Pro Forma Adjustments

(1)	To record purchase price of $160 million in cash and accrue estimated acquisition-related fees and expenses of $2.7 million.

(2)	To adjust certain Proxima assets and liabilities to estimated fair market value.

(3)	To record developed technology of $101.9 million and goodwill of $73.1 million.

(4)	To record a net deferred tax liability at the effective rate for the period (38.6%) in accordance with SFAS No. 109, Accounting for Income Taxes. The net deferred tax liability consists of a deferred tax liability relating to the acquired developed technology ($39.3 million) offset by deferred tax assets relating to the acquired net operating losses ($13.9 million), acquired tax credits and other deferred tax assets ($2.2 million) and deferred tax assets relating to other purchase price adjustments in connection with the acquisition ($5.4 million). For income tax purposes, there will be no change in the carrying value of the acquired net assets.

(5)	To eliminate Proxima redeemable convertible preferred stock and stockholder’s deficit at December 31, 2004.

(6)	To record amortization of developed technology using the cash flow method over 15 years. Amortization of the developed technology is estimated to approximate $0.2 million, $2.3 million, $3.7 million, $4.6 million and $6.9 million for the years ending December 31, 2005, 2006, 2007, 2008 and 2009, respectively.

(7)	To reflect a reduction in Cytyc interest income related to the assumed use of $160 million of available cash to fund the Proxima acquisition price, at an estimated annual yield of approximately 1.75%.

(8)	To reflect the income tax effects of Proxima’s net loss ($1.5 million) and the pro forma adjustments ($1.2 million).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ Patrick J. Sullivan
Patrick J. Sullivan Chairman, Chief Executive Officer, and President

Date: May 9, 2005

Exhibit No.	Description
2.1	Merger Agreement, dated February 9, 2005 (filed as Exhibit 2.1 to Cytyc’s Current Report on Form 8-K/A, File No. 0-27558, filed with the SEC on February 15, 2005 and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP, Independent Auditors (filed herewith).

99.1	Press Release, dated March 7, 2005 (filed as Exhibit 99.1 to Cytyc’s Current Report on Form 8-K, File No. 0-27558, filed with the SEC on March 8, 2005 and incorporated herein by reference).